Exhibit 10.5

CONVERTIBLE NOTES EXCHANGE AGREEMENT

CONVERTIBLE NOTES EXCHANGE AGREEMENT, dated as of September 14, 2020 (this “Agreement”), by and among Opendoor Labs Inc., a Delaware corporation (the “Issuer”), and the entities listed on Schedule I hereto (collectively, the “Holders” and each, a “Holder” with respect to its Note (as defined below)).

WHEREAS, the Issuer and the Holders are parties to those certain Convertible Notes, dated July 25, 2019 and November 21, 2019, copies of which are attached hereto as Exhibits A-1 through A-10 (the “Notes” and each, a “Note”);

WHEREAS, the Issuer is entering into that certain Agreement and Plan of Merger concurrently with the execution hereof (the “Merger Agreement”), by and among the Issuer, Hestia Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Social Capital Hedosophia Holdings Corp. II, a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the Closing (as defined below)) (“Purchaser”), pursuant to which Merger Sub will, on the “Closing Date” (as defined in the Merger Agreement) upon the “Effective Time” (as defined in the Merger Agreement), merge with and into the Issuer, the separate corporate existence of Merger Sub will cease and Issuer will be the surviving corporation and a wholly owned subsidiary of Purchaser (the “Transaction”); and

WHEREAS, the parties hereto desire to exchange each of the Notes for the right to receive shares of common stock, $0.00001 par value per share, of the Issuer (the “Issuer Stock”), at the earlier of (x) immediately prior to the Effective Time and the “Closing” (as defined in the Merger Agreement) and (y) 11:59 pm New York City time on March 13, 2021 (such earlier time, the “Stock Delivery Time”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Except as otherwise provided herein, capitalized terms defined in the Note and used herein shall have the meanings given to them in the Note.

2.                  The Holders and the Issuer hereby confirm and agree that, as of the date hereof, those certain Letter Agreements, relating to IPO Allocations, dated July 25, 2019 and November 21, 2019, delivered by the Issuer to each of the Holders shall be terminated and be of no further force and effect as of and following the Effective Time.

3.                  The Holders and the Issuer hereby confirm and agree that, as of the date hereof, that certain Letter Agreement, relating to a Commitment to Purchase Convertible Notes, dated April 6, 2020, delivered by the Issuer to the Holders shall be terminated and be of no further force and effect.

4.                  In consideration of each Holder’s right to receive shares of Issuer Stock at the Stock Delivery Time pursuant to paragraph 5 below, the Issuer and each Holder hereby agrees that, effective upon execution hereof, each Holder surrenders and transfers such Holder’s Note or Notes to the Issuer (with such Note(s) to be delivered to the Issuer within five (5) Business Days following the date hereof), and releases the Issuer from any further obligation thereunder, and, as consideration therefor, the Company hereby grants each Holder its respective right to receive shares of Issuer Stock pursuant to paragraph 5 (the surrender of such Notes in exchange for such right to receive shares of Issuer Stock, the “Notes Exchange”). Upon the execution of this Agreement by each Holder, such Holder shall receive its Issuer Stock Rights in full satisfaction of the outstanding principal of, and accrued interest on, and any and all obligations of the Issuer under, such Holder’s Note or Notes, and each such Note shall be cancelled and of no further force or effect.

5.                  As consideration for the Notes Exchange in paragraph 4, the Issuer hereby agrees with each Holder that, at the Stock Delivery Time, the Issuer will issue and deliver in book-entry form to each Holder the number of shares of Issuer Stock set forth next to such Holder’s name on Schedule I hereto in the column entitled “Number of Shares of Issuer Stock” (such right, the “Issuer Stock Rights”).

6.                  For the avoidance of doubt, if the Stock Delivery Time occurs on the Closing Date, immediately following such Stock Delivery Time, such shares of Issuer Stock received pursuant to the Issuer Stock Rights shall be converted into shares of Common Equity of the Purchaser, pursuant to, and subject to the terms of, the Merger Agreement.

7.                  For the avoidance of doubt, and without limiting the generality of the foregoing, the Holders and the Issuer hereby confirm, acknowledge and agree that the Note Exchange in accordance with the terms hereof shall satisfy in full any and all obligations of the Issuer under the Notes, and the Issuer shall have no further obligations or liability to the Holders under the Notes; provided that, except as provided for in paragraph 8 and subject to the other terms of this Agreement, nothing in this paragraph 7 shall relieve any party from any liability for any breach of this Agreement or the Notes occurring prior to the date hereof.

8.                  For purposes of the delivery of Issuer Stock to each Holder in connection with the transactions contemplated by this Agreement, the Holder hereby provides the applicable information set forth on Schedule I. As of the date hereof, each Holder has delivered to the Issuer a valid and duly executed IRS Form W-9 or applicable IRS Form W-8 (and Holder will, at the reasonable request of the Issuer or to the extent information with respect to such form becomes out of date, provide updated Form(s) to the Issuer). Each Holder will also provide any other tax-related forms or documentation reasonably requested by the Issuer in connection with the transactions contemplated by this Agreement, the Transaction and any other transactions contemplated under the Merger Agreement.

9.                  Each Holder hereby acknowledges notice of the Transaction, any other transactions contemplated by the Merger Agreement and this Agreement and hereby acknowledges and agrees that this Agreement has satisfied the notice obligations, if any, of the Issuer set forth in each Note.

10.              Each party to this Agreement represents and warrants to the other parties hereto that (a) such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to enter into and perform its obligations under this Agreement and (b) this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

11.              If the Stock Delivery Time occurs on the Closing Date, each Holder shall have the right to elect in its sole discretion, by written notice to the Purchaser at least three (3) business days prior to the Closing Date, to enter into the Registration Rights Agreement (as defined in the Merger Agreement), in the form attached to the Merger Agreement.

12.              Each Holder hereby represents and warrants that the representations and warranties set forth in Section 26 of its Note shall be true and accurate with respect to such Holder as of the date hereof; provided that each reference to “Note” therein shall instead be a reference to “Issuer Stock Rights.”

13.              Each party hereto will execute and deliver such additional documents and take such further acts as any other party hereto shall reasonably request to consummate the transactions contemplated hereby.

14.              This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.

15.              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and may be assigned by any Holder to any permitted transferee of such Holder’s Note; provided, that in no event will any Holder that is a United States person (as defined in Section 7701 of the Internal Revenue Code of 1986, as amended (the “Code”) assign its Note directly or indirectly to any Person that is not a United States person (as defined in the Code).

16.              The provisions of this Agreement may be modified or amended only by an instrument or instruments in writing signed by each party hereto.

17.              Notwithstanding anything else in this Agreement or in the Notes, each Holder agrees that (i) the Issuer (and its affiliates and representatives) shall be entitled to treat the Notes as contingent payment debt instruments subject to the rules set forth in Treasury Regulations Section 1.1275-4; (ii) the parties shall treat the Notes Exchange as an exchange under Section 1001 of the Code occurring on the date hereof and provided, to the extent permitted by law, Holder shall be entitled to treat any amounts that are not treated as attributable to an interest payment as received in a recapitalization described in Section 368(a)(1)(E) of the Code; (iii) the Issuer (and its affiliates and representatives) shall be entitled to make a good faith determination of the amount of any withholding taxes required to be paid by it with respect to any amounts deliverable on or in connection with the Note or the transactions contemplated by this Agreement; and (iv) each Holder will pay to the Issuer, upon two (2) days prior written notice, an amount in cash equal to the withholding taxes the Issuer has informed such Holder is payable in connection with the transactions contemplated by this Agreement. The Issuer and the Holders (and their Affiliates) agree to file their income tax returns in a manner consistent with the tax characterizations described in clauses (i) and (ii) of this paragraph 17.

18.              The Issuer shall deliver a certificate prepared pursuant to Treasury Regulation Section 1.1445-2(c)(3)(i) and dated as of the Closing Date, sworn under penalty of perjury and in form and substance as required under Treasury Regulation Section 1.897-2(h), stating that an interest in the Issuer is not a “United States real property interest” within the meaning of Section 897(c)(2) of the Code, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

19.              This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

[signature page follows]

IN WITNESS WHEREOF, each party hereto has caused this Convertible Notes Exchange Agreement to be duly executed by its officer thereunto duly authorized as of the date first above written.

ISSUER:

OPENDOOR LABS INC.

By
Name:
Title:

SIGNATURE PAGE TO CONVERTIBLE NOTES EXCHANGE AGREEMENT

IN WITNESS WHEREOF, each party hereto has caused this Convertible Notes Exchange Agreement to be duly executed by its officer thereunto duly authorized as of the date first above written.

HOLDERS:

MAGNETAR CONSTELLATION MASTER FUND, LTD
By: Magnetar Financial, LLC, its investment manager

By
Name:
Title:

MAGNETAR STRUCTURED CREDIT FUND, LP
By: Magnetar Financial, LLC, its general partner

By
Name:
Title:

MAGNETAR XING HE MASTER FUND, LTD
By: Magnetar Financial, LLC, its investment manager

By
Name:
Title:

MAGNETAR SC FUND LTD
By: Magnetar Financial, LLC, its investment manager

By
Name:
Title:

SIGNATURE PAGE TO CONVERTIBLE NOTES EXCHANGE AGREEMENT

IN WITNESS WHEREOF, each party hereto has caused this Convertible Notes Exchange Agreement to be duly executed by its officer thereunto duly authorized as of the date first above written.

HOLDERS:

MAGNETAR CONSTELLATION MASTER FUND V LTD
By: Magnetar Financial, LLC, its investment manager

By
Name:
Title:

MAGNETAR LONGHORN FUND LP
By: Magnetar Financial, LLC, its investment manager

By
Name:
Title:

MAGNETAR CONSTELLATION FUND II, LTD
By: Magnetar Financial, LLC, its investment manager

By
Name:
Title:

SIGNATURE PAGE TO CONVERTIBLE NOTES EXCHANGE AGREEMENT

Schedule I

Name of Holder (Note Number)	Email	Address	Number of Shares of Issuer Stock
Magnetar Constellation Master Fund, Ltd (N-1)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	4,498,626

Magnetar Structured Credit Fund, LP (N-2)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	1,270,376

Magnetar Xing He Master Fund Ltd (N-3)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	1,427,305

Magnetar SC Fund Ltd (N-4)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	1,001,355

Magnetar Constellation Master Fund V Ltd (N-5)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	1,434,778

Magnetar Longhorn Fund LP (N-6)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	336,276

Magnetar Constellation Fund II, Ltd (N-7)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	1,987,765

Magnetar Structured Credit Fund, LP (N-8)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	936,287

Magnetar Constellation Master Fund V Ltd (N-9)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	72,022

Magnetar Longhorn Fund LP (N-10)	fisecuritynotices@magnetar.com	c/o Magnetar Financial, LLC 1603 Orrington Ave., 13th Fl. Evanston, Illinois 60201	302,493

Exhibit A

Existing Notes